Exhibit 99.1

DISTRIBUTED ENERGY REDUCED 4TH QUARTER NET LOSS;

2005 REVENUES A RECORD $45 MILLION; EXPECTS LOWER 1ST HALF OF 2006

Investor Conference Call Tomorrow, Wednesday, March 8th, at 11:00AM (Eastern)

WALLINGFORD, CT, March 7, 2006 – Distributed Energy Systems Corp. (Nasdaq: DESC) today reported revenues of $11.0 million, and a net loss of $3.4 million, or $0.09 per share, for the fourth quarter ended December 31, 2005. During the same period of 2004, revenues were $11.4 million, and the net loss was $4.0 million, or $0.11 per share.

For the full 2005 year, Distributed Energy doubled revenues to a record $45.0 million, up from $22.5 million during the prior year. The company’s 2005 net loss was $16.2 million, or $0.45 per share, reflecting an approximately 28% improvement over the prior year’s net loss of $22.4 million, or $0.63 per share.

The company also said that its order backlog now stands at $25 million, but it expects revenues during the first half of the year to be lower than during the first six months of 2005. Distributed Energy now estimates that first-quarter revenues will be off approximately 25% compared with last year’s first quarter, and second-quarter revenues are also expected to be lower, although to a lesser extent, than the second quarter of 2005. It attributed its reduced first-half expectations primarily to the timing of orders and the lagging effects of an unpredictable spike in the price of natural gas affecting its Northern Power Systems’ energy services business.

Regarding the net loss anticipated for the first quarter of 2006, the company said it expects the figure to be about the same as a year ago, before giving effect to the new Statement of Financial Accounting Standard 123(R) requirement and other non-cash stock compensation charges that will be reflected in the first quarter of 2006. Distributed Energy estimates that this additional charge for the first quarter will be approximately $.07 per share.

2005’s 4th Quarter Results

Distributed Energy said that fourth-quarter and full-year results during 2005 primarily reflected strong performance in the engineering, procurement and construction energy services business, with revenue growth largely coming from on-site and distributed generation power installations for building and industrial applications. In addition, the company said sales of its on-site HOGEN®hydrogen-generating equipment, now largely being handled through new industrial gas distribution channels, improved over the prior year. However, the pace of new orders was sluggish at year-end, and that condition is persisting in 2006. The company said that it is actively addressing the situation with its industrial gas distribution partners to better channel its hydrogen systems in parallel with their traditional approach to the industrial gas market.

Gross margins were positive during the fourth quarter of 2005, for the fifth consecutive quarter. In addition, cash and marketable securities as of December 31, 2005, stood at $40.7 million compared with $42.7 million as of September 30, 2005. The change of approximately $2.0 million primarily reflects the net loss for the quarter, offset in part by improvements in working capital requirements (defined as current assets minus current liabilities excluding cash and marketable securities).

Performance and Outlook

“The company clearly made a great deal of progress during 2005,” said Ambrose L. Schwallie, who was appointed Distributed Energy’s chief executive officer earlier this year. “That’s because our businesses are well-positioned participants in high-potential energy markets, and our people have the demonstrated ability to satisfy our customers and enable us to achieve sustained growth over time.”

“After outperforming expectations during most of 2005” he continued, “we got off to a slow start in 2006. This early shortfall mostly reflects the periodic lumpiness in our business and slower energy services orders resulting from a less-favorable “spark spread” – the short-term differences in the cost of power when measured against the spot-market price of the natural gas used to produce electricity.” Mr. Schwallie noted that the price spike has already self-adjusted, leading to what he termed “more normal market conditions.”

“As a result,” Mr. Schwallie stated, “it is important to note that we do not see any long-term deterioration in likely new project commitments from customers. Our solid beginning backlog of business provides us with a good base, and we expect to be adding to revenues as the year progresses, especially in the second half.”

Mr. Schwallie concluded: “Putting it simply – and now that I have had some time to see this company up close after coming on board less than two months ago – our current activities and Distributed Energy’s future are at least as exciting and promising to me now as they were when I first came on board. Our outlook for 2006 is to continue to grow, as our businesses are sound and heading in the right direction.”

Other 4th Quarter Highlights:

Distributed Energy Systems noted several developments during the fourth quarter and since the regular November 7th investor conference call, including:

•	Proton Energy received its third consecutive award from the University of Nevada Las Vegas Research Foundation to continue its groundbreaking work on hydrogen fueling stations for automobiles and other motor vehicles.

•	Northern Power began implementing its new long-term agreement to provide operational and maintenance services to 11 DTE Energy Technologies sites.

•	Initial shipments of Proton Energy’s large HOGEN H on-site hydrogen-producing systems to “cool” power plant generators began to result from setting up sales channels though established gas distribution companies.

•	The company moved Northern’s engineering and production people and facilities to its newly purchased 110,000-sq-ft manufacturing location in Barre, VT.

Conference Call

The Company will host a conference call tomorrow, Wednesday, March 8, 2006 at 11:00 a.m. EDT to discuss fourth quarter results and other matters of interest to investors and shareholders. Individuals wishing to participate in the conference call should dial (866) 713-8566 or for international calls (617) 597-5325. For interested individuals unable to join the call or Web cast, a replay will be available through Wednesday, March 21, 2006, by dialing (888) 286-8010 or for international calls (617) 801-6888, pass code 14110887, or on the company’s Web site. The call will also be broadcast live over the Internet, and can be accessed by all interested parties at www.vcall.com or through the investors’ section of the Distributed Energy Systems website at www.distributed-energy.com

About Distributed Energy Systems Corp.

Distributed Energy Systems Corp. (Nasdaq: DESC) creates and delivers products and solutions to the emerging decentralized energy marketplace, giving users greater control over their energy cost, quality and reliability. As the parent company of Proton Energy Systems (www.protonenergy.com) and Northern Power Systems (www.northernpower.com), Distributed Energy Systems delivers a combination of practical, ready-today energy solutions and the solid business platforms for capitalizing on the changing energy landscape. For more information visit www.distributed-energy.com.

This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Statements contained herein concerning Distributed Energy’s goals, future revenue and profitability, financial sustainability, and marketing arrangements and other statements that are not statements of historical fact may be deemed to be forward-looking information. Without limiting the foregoing, words such as “anticipates”, “believes”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “should”, “will”, and “would” and other forms of these words or similar words are intended to identify forward-looking information. Distributed Energy’s actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors. Distributed Energy disclaims any obligation to update these forward-looking statements. Factors that could cause results to differ materially from those contained in Distributed Energy’s forward-looking statements include, but are not limited to, our failure to perform contracts for customers profitably, or complete development of our products, the failure of our products to achieve commercial acceptance, our inability to expand our production facilities, manufacture our products at commercially acceptable costs or establish distribution relationships, the impact of competitive products, and other factors detailed in Distributed Energy’s Form 10-Q for the quarter ended September 30, 2005, and other filings Distributed Energy may make from time to time with the SEC.

***TABLES FOLLOW ***

Distributed Energy Systems Corp.

Financial Results

(Unaudited)

Income Statement Data:

	Quarter Ended December 31,
	2005	2004
Net revenue	$11,000,000	$11,365,000
Net cost of sales	10,269,000	9,978,000
Research and development	259,000	1,423,000
General and administrative	4,154,000	4,184,000

Loss from operations	(3,682,000)	(4,220,000)
Interest income, net and other	239,000	210,000

Net loss	$(3,443,000)	$(4,010,000)

Loss per share, basic and diluted	$(0.09)	$(0.11)
Weighted average shares outstanding	36,948,177	35,551,716

	Year Ended December 31,
	2005	2004
Net revenue	$44,980,000	$22,460,000
Net cost of sales	40,876,000	21,495,000
Research and development	4,059,000	6,253,000
General and administrative	16,930,000	17,953,000

Loss from operations	(16,885,000)	(23,241,000)
Interest income, net and other	641,000	804,000

Net loss	$(16,244,000)	$(22,437,000)

Loss per share, basic and diluted	$(0.45)	$(0.63)
Weighted average shares outstanding	36,270,986	35,464,988

Balance Sheet Data:

	December 31, 2005	December 31, 2004
Cash and marketable securities	$40,666,000	$59,135,000
Deferred costs	4,255,000	3,731,000
Total assets	111,146,000	124,571,000
Deferred revenue	4,563,000	4,302,000
Total current liabilities	16,156,000	16,308,000
Total long-term liabilities	9,934,000	8,829,000
Total stockholders’ equity	85,056,000	99,434,000
Total liabilities and stockholders’ equity	111,146,000	124,571,000

SOURCE: Distributed Energy Systems Corp.